UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

_____________________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2026

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GLOBAL ASSET MANAGEMENT GROUP, INC.

Wyoming	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Monroe Street, Suite 1505

Rockville, MD 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 398-8319

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2026, Sustainable Properties, LLC, a wholly owned subsidiary of Global Asset Management Group, Inc. (the “Company” or “GAMG”), entered into a Stock Purchase Agreement with Paul M. Gendron and Sherri L. Gendron, heir to Patrick Gendron (collectively, the “Sellers”), pursuant to which Sustainable Properties, LLC agreed to acquire all of the issued and outstanding shares of G & O Landscaping, Inc. (“G&O”). The acquisition closed on August 26, 2026, and G&O became an indirect wholly owned subsidiary of the Company.

The stated purchase price was $1,820,000. No cash was paid to the Sellers at closing. The consideration consisted of (i) 840,000 restricted shares of the Company’s common stock, consisting of 420,000 shares issued to each Seller, and (ii) a secured Convertible Promissory Note issued by the Company on August 31, 2026, in the original principal amount of $980,000 (the “Note”). The principal amount of the Note is subject to reduction by actual refinancing proceeds paid to the Sellers in accordance with the Note.

The Note bears simple interest at 6.00% per annum and matures on August 31, 2029. Beginning six months after issuance and continuing until maturity, the holders may convert all or a portion of the outstanding obligations under the Note into shares of the Company’s common stock at a conversion price equal to 85% of the 30-day volume-weighted average price of the Company’s common stock. The conversion price has no contractual floor or cap.

The Company may prepay the Note, in whole or in part, without premium or penalty upon at least five business days’ prior written notice, subject to the holders’ right to convert the amount scheduled for prepayment before the applicable prepayment date. At the Company’s election, accrued interest may be paid in cash, shares valued using the same conversion formula, or a combination thereof, subject to applicable law, authorized-share availability, and the Company’s capitalization and disclosure controls.

The Note is secured by a pledge by Sustainable Properties, LLC of 100% of the outstanding shares of G&O owned by Sustainable Properties, LLC, subject to senior-lender rights and any lender-required subordination or standby arrangements. The Company and Sustainable Properties, LLC agreed to use commercially reasonable efforts to obtain refinancing within 90 days after the acquisition closing. Failure to obtain refinancing, or refinancing producing less than $980,000 in cash for the holders, does not by itself constitute an event of default while the unpaid balance remains evidenced by the Note and the Company otherwise complies with the Note.

Pursuant to the Transition Operations Manager Agreement, Paul M. Gendron will provide transition operations services for up to one year following the closing, unless earlier terminated by Sustainable Properties, LLC. His duties include customer transition, municipal contracts, vendor relations, employee training, fleet and shop transition, and operational continuity. He has no independent authority to borrow funds, pledge assets, bind G&O, open bank accounts, or execute financing documents without written authorization from the Company’s president. The Transition Operations Manager Agreement was executed by the parties on August 31, 2026.

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The foregoing descriptions are qualified in their entirety by reference to the Stock Purchase Agreement, Convertible Promissory Note, Transition Operations Manager Agreement, and Stock Pledge and Security Agreement filed as Exhibits 2.1, 4.2, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 26, 2026, Sustainable Properties, LLC completed the acquisition of all of the issued and outstanding shares of G&O pursuant to the Stock Purchase Agreement described in Item 1.01. G&O is an operating landscaping business.

The stated purchase price was $1,820,000, consisting of the consideration described in Item 1.01. No cash was paid to the Sellers at closing. The Company expects that any cash payments made after closing will be funded with refinancing proceeds and/or other available Company funds. There can be no assurance that refinancing will be completed on the anticipated terms or within the anticipated timeframe.

The Company is evaluating whether the acquisition requires the filing of historical financial statements of G&O or pro forma financial information under applicable rules and regulations and, if required, will file such information by amendment within the applicable filing period.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2026, the Company issued the Note to Paul M. Gendron and Sherri L. Gendron in the original principal amount of $980,000 in connection with the acquisition of G&O.

The Note bears simple interest at 6.00% per annum and matures on August 31, 2029. Unless earlier converted, prepaid, adjusted, replaced, or accelerated in accordance with its terms, all outstanding principal and accrued but unpaid interest are due at maturity.

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Beginning six months after issuance, the holders may convert all or a portion of the outstanding obligations into shares of the Company’s common stock at a conversion price equal to 85% of the 30-day volume-weighted average price of the Company’s common stock. The conversion price has no contractual floor or cap.

The Note may be accelerated following specified events of default, including failure to pay the obligations when due at maturity, certain bankruptcy or insolvency events, an uncured material breach, a materially false representation, or an unauthorized transfer or release of the pledged G&O shares. The Note is secured by the pledge described in Item 1.01. Subject to the definitive acquisition documents, the Company may withhold or offset amounts reasonably asserted in good faith to be owed by a Seller with respect to specified indemnified claims.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On August 31, 2026, the Company issued an aggregate of 840,000 restricted shares of its common stock as acquisition consideration, consisting of 420,000 shares issued to Paul M. Gendron and 420,000 shares issued to Sherri L. Gendron. The shares were issued without a placement agent or underwriting discount and constitute restricted securities.

The issuance was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company relied, among other things, on representations by the recipients concerning their investment intent, financial and business experience, and access to information regarding the Company. The shares bear, or are subject to, appropriate transfer restrictions.

In connection with the acquisition, the Company also issued the Note in the original principal amount of $980,000. The Note was issued without registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Any shares of common stock issued upon conversion of the Note will be issued only pursuant to an effective registration statement or an available exemption from registration and will constitute restricted securities unless registered or otherwise freely transferable under applicable law. Any such shares will also be subject to the terms and transfer restrictions set forth in the Note and applicable securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

On September 2, 2026, Global Asset Management Group, Inc. (the “Company”) filed with the Secretary of State of Wyoming a Certificate of Designation establishing a series of preferred stock designated as Series A Preferred Stock consisting of 50,000 authorized shares. The Series A Preferred Stock was established pursuant to authority granted under the Company’s Articles of Continuance and Section 17-16-602 of the Wyoming Business Corporation Act. The Board of Directors approved the Certificate of Designation by unanimous written consent on August 28, 2026.

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The holders of Series A Preferred Stock are not entitled to receive dividends. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, each share of Series A Preferred Stock is entitled to receive a liquidation preference of $0.01 per share before any distribution is made to holders of the Company’s common stock. Following payment of such liquidation preference and any other required preferential distributions, the remaining assets of the Company are distributable to holders of common stock.

Shares of Series A Preferred Stock are not redeemable without the prior written consent of the record holder of such shares. Each share of Series A Preferred Stock is convertible, at the sole option of the Company, into 2,500 shares of the Company’s common stock, subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar corporate transactions affecting the Company’s common stock.

On all matters submitted to a vote of the Company’s shareholders, each share of Series A Preferred Stock is entitled to 2,500 votes and votes together with the holders of common stock and any other voting class or series as a single class, except as otherwise required by law. In addition, for so long as any shares of Series A Preferred Stock remain outstanding, the Company may not amend, alter, or repeal any provision of its Articles of Continuance in a manner adverse to the rights, powers, preferences, or privileges of the Series A Preferred Stock without the approval of holders of a majority of the outstanding shares of Series A Preferred Stock voting separately as a class. Any issued shares of Series A Preferred Stock are maintained solely in book-entry form on the applicable stock ledger, and no physical stock certificates are issued.

The foregoing summary is qualified in its entirety by reference to the Certificate of Designation of Series A Preferred Stock filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 3, 2026, the Board of Directors promoted Andy Roiniotis, an existing executive officer of the Company, to Chief Operating Officer. Mr. Roiniotis will continue to serve as Chief Marketing Officer and, in his additional role as Chief Operating Officer, will be responsible for coordinating the Company’s operating activities, acquisition integration, internal execution, and cross-company initiatives.

Effective September 3, 2026, the Board of Directors promoted Phil Kang, an existing executive officer of the Company, to Chief Investment Officer. In that role, Mr. Kang will focus on investment strategy, acquisition analysis, capital allocation, and the continued development of the Company’s investment framework.

No new material compensatory arrangement was entered into in connection with either promotion.

Neither promotion was pursuant to any arrangement or understanding with any other person. There are no family relationships between either officer and any director or executive officer of the Company requiring disclosure under applicable SEC rules.

Item 8.01 Other Events

On August 31, 2026, the Company’s Board of Directors memorialized and ratified the Company’s entry into the Stock Purchase Agreement on August 18, 2026, and the closing of the acquisition on August 26, 2026. The Board also approved the stated $1,820,000 purchase price and related settlement mechanics, authorized the $980,000 Note and related refinancing activities, authorized the issuance of 840,000 restricted shares of common stock, and authorized future issuances upon conversion of the Note or payment of interest, subject to applicable securities laws, authorized-share availability, market rules, and the Company’s capitalization and disclosure controls.

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Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company is evaluating whether financial statements of G&O are required under applicable rules and regulations. If required, the Company intends to file the required financial statements by amendment within the applicable filing period.

(b) Pro Forma Financial Information

The Company is evaluating whether pro forma financial information is required under applicable rules and regulations. If required, the Company intends to file the required pro forma financial information by amendment within the applicable filing period.

(d) Exhibits

Exhibit	Description
2.1	Stock Purchase Agreement, dated August 18, 2026
4.1	Certificate of Designation of Series A Preferred Stock, filed September 2, 2026.
4.2	Convertible Promissory Note, issued August 31, 2026
10.1	Transition Operations Manager Agreement, executed August 31, 2026.
10.2	Stock Pledge and Security Agreement, dated August 18, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ASSET MANAGEMENT GROUP, INC.

Dated: September 3, 2026	By:	/s/ John Murray
	Name:	JOHN MURRAY
	Title:	President

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